EXHIBIT 15.2




August 11, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 11, 2000 on our review of interim financial information of Toyota Motor Credit Corporation (the "Company")as of and for the period ended June 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-76505, 333-89659, 333-41568 and 333-41568-01).

Very truly yours,



/S/ PRICEWATERHOUSECOOPERS LLP